Exhibit 3.2
THIRD AMENDED AND RESTATED
BYLAWS
OF
CONTINENTAL RESOURCES, INC.
An Oklahoma Corporation
Effective as of:
October 31, 2012

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THIRD AMENDED AND RESTATED BYLAWS
OF
CONTINENTAL RESOURCES, INC.
Incorporated under the laws of the State of Oklahoma
ARTICLE I
OFFICES
Section 1. Registered Office. The registered office of Continental Resources, Inc. (the “Corporation”) shall be the registered office named in the Corporation’s Third Amended and Restated Certificate of Incorporation, as may be amended or restated from time to time, on file with the Oklahoma Secretary of State (the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.
Section 2. Other Offices. The Corporation may also have offices at such other places both within and out of the State of Oklahoma as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1. Voting Rights. With respect to voting powers, except as otherwise required by law, the voting rights of all shares are as set forth in the Certificate of Incorporation.
Section 2. Meetings of Shareholders. Meetings of shareholders for any purpose may be held at such time and place, within or without the State of Oklahoma, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 3. Annual Meetings. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.
Section 4. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and hour of such meeting, shall be given to each shareholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of the meeting unless otherwise required by law.
Section 5. Special Meetings. A special meeting of shareholders of the Corporation may be called only by the Chairman of the Board or pursuant to a resolution adopted by a majority of the Board of Directors. Any previously scheduled special meeting may be postponed or rescheduled by the Chairman of the Board or pursuant to a resolution adopted by a majority of the Board of Directors.

Section 6. Notice of Special Meetings. Written notice of a special meeting of shareholders, stating the place, date, hour, and the purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, not less than ten (10) days nor more than sixty (60) days before the date fixed for the meeting, unless otherwise required by law. Business transacted at any special meeting of the shareholders shall be limited to the purpose or purposes stated in the notice.
Section 7. Shareholder List. The officer responsible for the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. At the Corporation’s option, the list also may be made available electronically to the shareholders, provided the information required to gain access to such list is provided with the notice of the meeting to the shareholders.
Section 8. Shareholder Review of Records. The stock ledger or other records of the Corporation approved by the Secretary of the Corporation shall be the only evidence as to the shareholders entitled to examine the stock ledger, as to the shareholders entitled to examine the list required pursuant to Section 7 of this Article II, or as to the shareholders entitled to vote in person or by proxy at any meeting of shareholders.
Section 9. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as otherwise provided in the Certificate of Incorporation. Nominations of persons for election to the Board of Directors of the Corporation may be: (a) by or at the direction of the Board of Directors and as set forth in the notice of the meeting; or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this Section 9, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 9, which shall be the exclusive means for a shareholder to nominate a director for election to the Board of Directors of the Corporation. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing delivered to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) with respect to an election of directors to be held at the annual meeting of the shareholders of the Corporation, not less than ninety (90) days or more than one hundred twenty (120) days prior to the one-year anniversary date of the preceding year’s annual meeting of shareholders of the Corporation; provided, however, if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (ii) with respect to a special meeting of shareholders called for the purpose of electing one or more directors to the

Board of Directors, not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made. Such shareholder’s notice to the Secretary shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person required to be disclosed in solicitations for proxies for election of directors, or otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (B) as to the shareholder giving the notice (1) the name and address of such shareholder, as they appear on the Corporation’s books, and (2) the class and number of shares of stock of the Corporation beneficially owned by the shareholder.
In the event a person is validly designated as a nominee to the Board of Directors and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee; provided the information required by (A) of this Section 9 shall be provided in connection with any such substitute nominee.
Except as otherwise provided in the Certificate of Incorporation, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. The Chairman of the Meeting (as defined in Section 15 of this Article II) shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the Chairman of the Meeting should so declare, the defective nomination shall be disregarded.
In addition to the foregoing provisions of this Section 9, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9.
Section 10. Business to be Brought Before a Meeting of Shareholders. To be properly brought before a meeting of shareholders, business must be either: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before an annual meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 10, who shall be entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section 10, which, except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and included in the notice of the meeting by or at the direction of the Board of Directors, shall be the exclusive means for a shareholder to propose business before an annual meeting of shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 6 of this Article II. In addition to any other applicable requirements, for business to be brought before an annual meeting by a shareholder of the Corporation, the shareholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days or more than one hundred twenty (120) days prior to the one-year anniversary date of the preceding year’s annual meeting of shareholders of the Corporation; provided, however, if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. A shareholder’s notice to the Secretary shall set forth as to each matter: (A) a brief description of the business desired to be brought before the annual meeting (which, if the proposal is for any alteration, amendment, rescission or repeal of the Certificate of Incorporation or these Bylaws, shall include the text of the resolution which will be proposed to implement the same); (B) the reasons for conducting such business at the annual meeting; (C) the identity of any beneficial owner or owners on whose behalf the proposal is being made; (D) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and the name and address of any beneficial owner on whose behalf he or she may by acting; (E) the acquisition date, the class and the number of shares of voting stock of the Corporation which are owned beneficially by the shareholder and by any beneficial owner on whose behalf he or she may be acting; (F) any material interest of the shareholder in such business; (G) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any beneficial owner on whose behalf he or she may be acting, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of the Corporation for such shareholder or beneficial owner, to mitigate loss with respect to any share of stock of the Corporation, or to increase or decrease the voting power of such shareholder or beneficial owner with respect to any share of the stock of the Corporation; (H) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (I) a representation such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (J) an undertaking by the shareholder giving the notice to update the information required pursuant to this paragraph as of the record date for the meeting promptly following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed.
Section 11. Adjournment of Meetings. The Chairman of the Meeting or the holders of a majority of the outstanding shares entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting; provided, however, if the date of any adjourned meeting is more than thirty (30) days after the date the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and hour of the adjourned meeting shall be given in conformity herewith. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally noticed.
Section 12. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. Where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. If there is not a quorum at any meeting, the Chairman of the Meeting may adjourn to another place, date or time, if any. A quorum, once established, shall not be broken by the withdrawal of votes leaving less than a quorum.
Section 13. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy. Proxies for use at any meeting of shareholders shall be filed with the Secretary. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Secretary of the Meeting (as defined in Section 15 of this Article II), who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the Chairman of the Meeting, in which event such inspector or inspectors shall decide all such questions.
No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.
Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting conferred, or if only one person is present, then such powers may be exercised by that one person. If an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the reciprocal of the fraction equal to the number of proxies representing such shares divided by the total number of shares represented by such proxies.
Section 14. Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Certificate of Incorporation, each shareholder shall on each matter submitted to a vote at a meeting of shareholders have one vote for each share of stock entitled to vote which is registered in his or her name on the record date for the meeting. For the purposes hereof, each election to fill a directorship shall constitute a separate matter. Shares registered in the name of an entity, domestic or foreign, may be voted by such officer, agent or proxy as the organizational documents of such entity may determine. Shares registered in the name of a deceased person may be voted by the executor or administrator of such person’s estate, either in person or by proxy.
All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, upon request of the Chairman of the Meeting or upon demand therefor by shareholders holding a majority of the issued and outstanding stock present in person or represented by proxy at any meeting, a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballots, unless otherwise provided in the Certificate of Incorporation.
At any meeting at which a vote is taken by written ballots, the Chairman of the Meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed shall: (a) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and (e) certify the determination of the number of shares of stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.
Section 15. Conduct of Meetings. The meetings of the shareholders shall be presided over by the Chairman of the Board or such other officer of the Corporation as designated by the Chairman of the Board or the Board of Directors (referred to herein as the “Chairman of the Meeting”). The Secretary of the Corporation, if present, shall act as secretary of such meetings, or, if the Secretary is not present, such other officer of the Corporation as designated by the Board of Directors or the Chairman of the Meeting shall so act (referred to herein as the “Secretary of the Meeting”).
The Chairman of the Meeting of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including the regulation of the manner of voting and the conduct of discussion. Such regulations or procedures may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the Meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.
Section 16. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes. Nothing in this Section 16 shall be construed as limiting the right of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

ARTICLE III
DIRECTORS
Section 1. Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the restrictions imposed by law or the Certificate of Incorporation, the Board of Directors may exercise all of the powers of the Corporation.
The number of directors which shall constitute the Board of Directors shall be at least three (3) and not more than fifteen (15). Subject to the limits specified in this Section 1, the number of directors shall be determined from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of shareholders or at a special meeting of shareholders called for the purpose of electing directors and the directors shall be elected in the manner set forth in the Certificate of Incorporation, and as provided in the Oklahoma General Corporation Act. Any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by the Nominating/Corporate Governance Committee of the Board of Directors within ninety (90) days from the date of the election. The Nominating/Corporate Governance Committee of the Board of Directors shall consider all relevant facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. For purposes of this Section, an “uncontested election” shall mean an election in which the number of nominees as of the record date for the meeting at which directors are to be elected does not exceed the number of directors to be elected at such meeting.
The term of office of directors shall be as set forth in the Certificate of Incorporation.
Section 2. Place of Meetings; Order of Business. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Oklahoma. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in the Chairman of the Board’s absence, by the lead director designated by a resolution adopted by a majority of the Board of Directors (referred to herein as the “Lead Director”), or in the Lead Director’s absence, or if a Lead Director has not been designated by the Board of Directors, a director attending the meeting designated by a majority of the Board of Directors, or by a majority of the Board of Directors.
Section 3. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation, unless the Board of Directors has selected a different time to elect such officers. The Board of Directors shall act to elect the officers of the Corporation at least once in each calendar year.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Chairman of the Board or, in the absence of the Chairman of the Board, a director designated by a majority of the Board of Directors, or by a majority of the Board of Directors. Five (5) days’ notice of all regular meetings shall be given, and such notice shall state the place, date and hour of such meeting.
Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the Secretary on the written request of two (2) directors, unless the Corporation has at the time less than three (3) directors, in which latter event the request of only one (1) director shall be required. Special meetings shall be called on at least forty-eight (48) hours’ notice to each director, or on such shorter notice as the person or persons calling the meeting shall deem necessary or appropriate in the circumstances. Any notice shall state the place, date and hour of such meeting and the business to be transacted thereat. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.
Section 6. Quorum; Voting. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meetings at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 7. Telephonic and Other Participation. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors, or any committee thereof, by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.
Section 8. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent of such action is signed by, or an electronic transmission containing consent to such action is received from, all members of the Board of Directors or of such committee as the case may be. Such written or electronic consent shall be filed with the minutes of proceedings of the Board of Directors or committee thereof.
Section 9. Expenses. The directors may be paid their expenses, if any, of attendance at any such meeting of the Board of Directors or committee thereof and may be paid for attendance at such meeting of the Board of Directors and/or receive a fixed retainer for service on the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings, and the Chairman of any special or standing committee may be allowed additional compensation for serving in such capacity. All amounts to be paid under this Section 9 may be paid in cash, securities of the Corporation or such other consideration as shall be determined by the Board of Directors and shall be subject to the approval of the Board of Directors.
Section 10. Interested Directors or Officers. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because the director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee, in good faith, authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 11. Removal of Officers. The Board of Directors at any time may, by affirmative vote of a majority of the members of the Board of Directors then in office, remove any officer elected or appointed by the Board of Directors for cause or without cause.
ARTICLE IV
COMMITTEES
Section 1. Designation; Powers. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, including, if they shall so determine, an executive committee, with each such committee to consist of one or more of the directors of the Corporation. Except as otherwise provided by the Certificate of Incorporation or applicable law, any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.
Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to this Article IV shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at such times as it shall deem appropriate or as otherwise required by the Board of Directors, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these Bylaws pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be possible. At every meeting of any such committee, a quorum shall be present if a majority of all the members of the committee are present. If a quorum is not present at any meeting of the committee, the committee members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. The affirmative vote of a majority of the members present at a meeting at which there is a quorum shall be necessary for the adoption by it of any resolution.
Section 3. Substitution and Removal of Members; Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.
ARTICLE V
OFFICERS
Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall, at a minimum, consist of a Chief Executive Officer and a Secretary. The Board of Directors may also choose additional officers, including, without limitation, a Chief Operating Officer, a President, a Chief Financial Officer, one or more Vice Presidents who may be classified by their specific function, a Secretary and one or more Assistant Secretaries, and a Treasurer and one or more Assistant Treasurers. Two or more offices may be held by the same person unless prohibited by law or the Certificate of Incorporation.
Section 2. Term of Office. The officers of the Corporation shall hold office until their successors are chosen or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
Section 3. Chairman and Vice Chairman. The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and shareholders, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Vice Chairman of the Board of Directors, if any, shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 4. Chief Executive Officer. The Board of Directors shall select a Chief Executive Officer of the Corporation, who will serve as an officer of the Corporation. The Chief Executive Officer need not hold any other office or title. The Chief Executive Officer shall: (a) have overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to any direction which may be given by the Board of Directors; (b) shall have authority to designate the duties and powers of the officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the laws of the State of Oklahoma, these Bylaws or actions of the Board of Directors; and (c) in general have all other powers and shall perform all other duties incident to the Chief Executive Officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors, from time to time. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have power, which he or she may delegate, to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation.
Section 5. Chief Operating Officer. The Board of Directors may select a Chief Operating Officer, who will serve as an officer of the Corporation. The Chief Operating Officer, if one is selected, need not hold any other office or title. The Chief Operating Officer shall have supervision of the day-to-day business of the Corporation and shall direct the day-to-day affairs and policies of the Corporation, subject to directions from the Board of Directors or the Chief Executive Officer. The Chief Operating Officer shall have authority to designate the duties and powers of the officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the laws of the State of Oklahoma, these Bylaws or the action of the Board of Directors or the Chief Executive Officer, and shall in general have all other powers and shall perform all other duties incident to the Chief Operating Officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors or the Chief Executive Officer, from time to time.
Section 6. President. The Board of Directors may select a President, who will serve as an officer of the Corporation. The President, if one is selected, need not hold any other office or title. In the absence of the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall have general and active management of the business of the Corporation. If the Board of Directors does not designate a Chief Operating Officer of the Corporation, the President shall serve as the Chief Operating Officer of the Corporation. In the absence of the Chief Executive Officer, t he President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
Section 7. Vice President. The Board of Directors may select a Vice President or Vice Presidents, who will serve as an officer or officers of the Corporation. The Vice President, if one is selected, or Vice Presidents, if more than one is selected, need not hold any other office or title. The Vice President, if one is selected, or if there shall be more than one selected, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or such other designation as the Board of Directors may select.
Section 8. Secretary. The Board of Directors shall select a Secretary, who will serve as an officer of the Corporation. The Secretary need not hold any other office or title. The Secretary shall attend the meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision the Secretary shall be. Additionally, the Secretary shall have custody of the corporate seal of the Corporation, and the Secretary or an Assistant Secretary, if one is selected, shall have the authority to affix the same on any instrument requiring it, and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such other officer’s signature.
Section 9. Chief Financial Officer. The Board of Directors may select a Chief Financial Officer, who will serve as an officer of the Corporation. The Chief Financial Officer, if one is selected, need not hold any other office or title. The Chief Financial Officer shall have general authority to supervise the financial and accounting affairs of the Corporation, subject to the authority of the Chairman, Chief Executive Officer, President and Chief Operating Officer, and such other duties and powers as the Board of Directors or one of such officers prescribes.
Section 10. Treasurer. The Board of Directors may select a Treasurer, who will serve as an officer of the Corporation. The Treasurer, if one is selected, need not hold any other office or title. The Treasurer shall have the custody of the corporate funds and cash equivalents and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the Chief Executive Officer, President or Chief Financial Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer, President or Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President, Chief Financial Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer.
Section 11. Assistant Secretary. The Board of Directors may select an Assistant Secretary or Assistant Secretaries, who will serve as an officer or officers of the Corporation. The Assistant Secretary, if one is selected, or Assistant Secretaries, if more than one is selected, need not hold any other office or title. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Secretary, from time to time may prescribe.
Section 12. Assistant Treasurer. The Board of Directors may select an Assistant Treasurer or Assistant Treasurers, who will serve as an officer or officers of the Corporation. The Assistant Treasurer, if one is selected, or Assistant Treasurers, if more than one is selected, need not hold any other office or title. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Treasurer, and in the absence of the Treasurer, or in the event of the Treasurer’s disability, shall perform the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.
Section 13. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.
Section 14. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors, together with the Secretary or any Assistant Secretary appointed by the Board of Directors, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
Section 15. Delegation. For any reason the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board of Directors shall be effected from time to time by resolution of the Board of Directors.
ARTICLE VI
STOCK
Section 1. Certificates of Stock. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors. Every holder of capital stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, President, a Vice President or such other officer as designated by the Board of Directors and the Secretary or an Assistant Secretary of the Corporation, representing the number of shares (and, if the capital stock of the Corporation shall be divided into classes or series, certifying the class and/or series of such shares) owned by such shareholder which are registered in certified form; provided, however, any or all of the signatures on the certificate may be by facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.
Section 2. Transfer of Shares. In respect of certificated shares of capital stock, such shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of a certificate or certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of such certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates and record the transaction upon its books. In respect of uncertificated shares of capital stock, such shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon compliance with such rules and procedures as may be determined by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as may be designated by the Board of Directors. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been transferred in accordance with the procedures described in this Section 2.
Section 3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of the state of incorporation of the Corporation.
Section 4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or replacement of certificates for shares of capital stock of the Corporation.
Section 5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate for shares of capital stock in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed. The Board of Directors may require the owner of any such certificate or such owner’s legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar, against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VII
NOTICES
Section 1. Type and Method of Notice. Notices of meetings for shareholders shall be in writing and delivered personally or mailed or delivered by such other means as permitted by law to the shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of meetings of the Board of Directors or any committee thereof may be given by personal delivery, overnight delivery or by electronic transmission, including, without limitation, electronic mail, telegram or facsimile transmission. Notices to directors shall be deemed to have been given when received.
Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VIII
GENERAL PROVISIONS
Section 1. Funds for Dividends. There may be set apart out of any of the funds of the Corporation available for dividends such amounts as the Board of Directors deems proper as a reserve or reserves for working capital, depreciation, losses in value, or for any other proper corporate purpose, and the Board of Directors may increase, decrease or abolish any such reserve in the manner in which it was created.
Section 2. Financial Instruments. All checks and demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 3. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 4. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer, if any of such officers shall have been selected by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
Section 5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 6. Reliance Upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, in the performance of such member’s duties, shall be protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within the officer’s, employee’s, committee’s or other person’s competence and who have been selected with reasonable care by or on behalf of the Corporation.
Section 7. Application of Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, the state of incorporation of the Corporation or any other governmental body or power having jurisdiction over the Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law or provision, and shall in all other respects be in full force and effect.
ARTICLE IX
INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND AGENTS
Section 1. Indemnity Other Than for Actions by the Corporation. The Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was “serving at the request of the Corporation as a director or officer” (the phrase in quotes is defined in Section 10 of this Article IX), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Section 2. Indemnity for Actions by the Corporation. The Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the

Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 3. Good Faith Defined. For purposes of any determination under Section 1 or Section 2 of this Article IX, a director or officer shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such director’s or officer’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such director or officer by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 3 shall mean any entity covered by the definition of the phrase “serving at the request of the Corporation as a director or officer” hereafter. The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a director or officer may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article IX, as the case may be.
Section 4. Success on the Merits. To the extent a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article IX, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of the authorization contemplated by Section 5 below.
Section 5. Procedure. Any indemnification under Sections 1 or 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth therein. Such determination shall be made: (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the shareholders.
Section 6. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 5 of this Article IX and notwithstanding the absence of any determination thereunder, any director or officer may apply to the District Court in and for the State of Oklahoma for indemnification to the extent otherwise permissible under Sections 1 or 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article IX, as the case may be. Neither a contrary determination in the specific case under Section 5 of this Article IX nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 7. Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article IX.
Section 8. Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX, unless otherwise provided by or granted pursuant to this Article IX, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, these Bylaws, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 9. Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or would be required to indemnify him or her against such liability under the provisions of this Article IX or the Oklahoma General Corporation Act.
Section 10. Certain Definitions. For purposes of this Article IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “serving at the request of the Corporation as a director or officer” shall include any service by a director or officer as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any other corporation, partnership, joint venture, trust or other enterprise or any employee benefit plan, its participants or beneficiaries; and a director or officer who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.
Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
Section 12. Permissive Indemnification of Employees and Agents. The Board of Directors may, but shall not be required to, provide indemnification as provided herein to a person who is not an officer or director of the Corporation who is or was serving as an employee or agent of the Corporation or to any person who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Section 13. Severability. Each Section and part of this Article IX shall be considered severable; and if, for any reason, any Section or part hereof is determined to be invalid and contrary to, or in conflict with, any existing or future provision of the Oklahoma General Corporation Act or any other law of the State of Oklahoma by a court having valid jurisdiction, such determination shall not impair the operation of, or have any other effect upon, the other Sections of this Article IX or the other parts of the Section in question as may remain otherwise intelligible, and such other Section or parts shall continue to be given full force and effect and such invalid paragraphs or parts shall be deemed not to be a part of these Bylaws.
Section 14. Contractual Rights. Without the necessity of entering into an express contract, the rights conferred upon directors and officers under this Article IX with respect to indemnification and the advancement of expenses shall be deemed to be contractual rights upon which the directors and officers are presumed to have relied in determining to serve or to continue to serve in their capacity with the Corporation. The rights provided in this Article IX shall be effective and legally enforceable to the same extent and as if provided for in a contract between the Corporation and each director or officer. Any amendment to or repeal of this Article IX shall not adversely affect the rights of indemnification provided in this Article IX with respect to any acts or omissions of a director or officer occurring prior to such amendment or repeal.
ARTICLE X
AMENDMENTS
Section 1. General. In accordance with the Certificate of Incorporation, these Bylaws may be amended and repealed, or new Bylaws may be adopted, by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any meeting of the Board of Directors, if notice of such amendment, repeal, or adoption of new Bylaws is contained in the notice of such meeting.
ARTICLE XI
FORUM SELECTION
Section 1. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the District Court in and for the State of Oklahoma shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders; (c) any action asserting a claim arising pursuant to any provision of the Oklahoma General Corporation Act; or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

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